Exhibit 99.1

Opening doors to the futureSM

Press Release
For Immediate Release	Contact: Larry Thede	Email: ir@udr.com
NYSE Trading Symbol: UDR	Phone: 720.283.2450	Web: www.udr.com
UDR ANNOUNCES
SECOND QUARTER 2007 RESULTS
RICHMOND, VA. (July 30, 2007) UDR, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $66.3 million for the quarter ended June 30, 2007, compared to FFO of $63.1 million for the same period a year ago. The results produced FFO of $0.45 per share (diluted), compared to FFO of $0.43 per share (diluted) for the same period a year ago.
“I am pleased to announce another quarter of strong results,” stated Thomas W. Toomey, President and Chief Executive Officer. “Sequential same community revenue growth improved by 2.1%, representing the eleventh consecutive quarter of revenue growth. Our total income per home grew to $948 per month, an increase of $50 per month over the prior year. The apartment sector continues to experience good fundamentals, and we are seeing the benefit of our redevelopment program as we bring renovated homes back into the rental market with significantly higher monthly rent. We added several projects to our development pipeline and are expanding our access to capital through several joint ventures with institutional investors. We are executing on our strategy throughout the Company and I’m excited about the future of UDR.”
Company Vision and Growth Strategies
In the first quarter of 2007, the Company announced a new vision and growth strategies. The vision is to be the innovative multi-family real estate investment of choice. Four strategies were identified to guide decision making and accelerate growth. The strategies are to:
•	Strengthen our portfolio

•	Expand RE3, focusing on development, land entitlement and short-term hold investments

•	Transform operations

•	Source low cost capital
Progress on these strategies is described below and will be discussed during the Company’s July 31, 2007 conference call.

Second Quarter Highlights
•	Achieved 6.5% same community net operating income growth.

•	Commenced deployment of YieldStar® revenue management.

•	Launched a redesigned website using advanced technology at www.udr.com.

•	Issued 5.4 million shares of 6.75% Series G Cumulative Redeemable Preferred Stock for $135 million and redeemed all 5.4 million shares of 8.60% Series B Cumulative Redeemable Preferred Stock.
Portfolio Operating Performance and Same Community Results
Second Quarter 2007 vs. Second Quarter 2006

					Total Same
	Revenue	Expense	NOI	% of Total	Community
Region	Growth	Growth	Growth	Portfolio(a)	Homes
Western	7.6%	3.3%	9.7%	31%	13,345
Mid-Atlantic	4.6%	5.9%	4.0%	27%	16,535
Southeastern	3.0%	2.3%	3.3%	22%	13,774
Southwestern	5.0%	1.6%	7.5%	17%	12,903
Midwestern	7.8%	2.7%	11.4%	3%	2,974
Total	5.3%	3.3%	6.5%	100%	59,531

(a)	Based on YTD 2007 NOI
During the second quarter, 59,531 apartment homes, or 84% of total apartment homes, were classified as same community. The Company defines same community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Same Community Results
($ in thousands, except rents & fees and total income per occupied home)

	2nd Qtr ’07	2nd Qtr ’06	% Change
Rent and other income	$164,018	$155,667	5.4%
Concessions	2,716	2,633	3.2%
Bad debt	926	798	16.0%
Total income	160,376	152,236	5.3%
Expenses	55,837	54,042	3.3%
Net operating income	104,539	98,194	6.5%

Rents & fees per occupied home	$904	$862	4.9%
Total income per occupied home	$948	$898	5.6%
Average physical occupancy	94.7%	94.9%	-20 bps
Operating margin	65.2%	64.5%	70 bps
Resident credit loss, % of effective rent	0.6%	0.5%	10 bps
Comparing second quarter 2007 to second quarter 2006 on a same community basis, 97% of the mature markets generated positive revenue growth.

Same Community Results, Quarter/Sequential Quarter
($ in thousands, except rents & fees and total income per occupied home)

	2nd Qtr ’07	1st Qtr ’07	% Change
Rent and other income	$164,018	$160,619	2.1%
Concessions	2,716	2,808	-3.3%
Bad debt	926	664	39.5%
Total income	160,376	157,147	2.1%
Expenses	55,837	56,286	-0.8%
Net operating income	104,539	100,861	3.6%

Rents & fees per occupied home	$904	$893	1.2%
Total income per occupied home	$948	$935	1.4%
Average physical occupancy	94.7%	94.1%	60 bps
Operating margin	65.2%	64.2%	100 bps
Resident credit loss, % of effective rent	0.6%	0.4%	20 bps
Comparing second quarter 2007 to first quarter 2007 on a same community basis, revenue increased by 2.1%, representing the eleventh consecutive quarter of sequential growth.
Strengthen our Portfolio
The Company’s first strategy is to concentrate its apartment communities in markets where job growth expectations are high, home affordability is low, and the demand/supply ratio for multi-family housing is favorable. Second quarter activity included:
•	Marketing a total of 2,710 homes in nine communities in addition to a joint venture which includes nine Texas properties representing 3,690 homes. Total potential sales proceeds are expected to exceed $600 million.

•	The acquisition of Borgata Apartments, a mixed-use community with 71-apartment homes and 5,358 square feet of retail space in Bellevue, Washington. The community was purchased for $31 million and enjoys an excellent location that is in the central business district of downtown Bellevue adjacent to the downtown Bellevue Park and retail district. The homes average 981 square feet and generate average total monthly income of $2,170 per home. The community was completed in 2001 and will be undergoing kitchen and bath upgrades.
Redevelopment activity is underway at nine communities, representing 2,740 homes, at a budgeted cost of $129 million. Annualized second quarter net operating income at these communities was $11.1 million. The Company believes post-renovated stabilized annual net operating income at these communities will increase by 110% to a total of $23.3 million.
The Company has completed redevelopment of three communities, representing 1,336 homes, with a total investment of $72.7 million. Current quarter annualized net operating income at these communities is $9.4 million, up 57% from pre-renovated net operating income.

Expand RE3
In May, RE3 completed the acquisition of five communities in Addison, Texas. This completes the assemblage of 100 acres which the Company intends to redevelop beginning in the fourth quarter of 2007. There is the potential to more than double the density to over 5,500 homes and provide retail and office space. It is likely that the development will be done in conjunction with one or more institutional investors.
“We are pleased to have reached our goal of assembling this development site located in the shadow of the Dallas north toll way job corridor,” stated W. Mark Wallis, Senior Executive Vice President. “We are now working with the City of Addison to develop a dynamic mixed-use site plan that will be a centerpiece for their community.”
At June 30, 2007 the Company’s total development and redevelopment pipeline totaled $2.8 billion in 43 communities.
RE3 contributed $0.05 to second quarter FFO as a result of the sale of its 250-home Canyon Oaks apartment community in San Ramon, California for $64.3 million.
Transform Operations
The third strategy is to grow net operating income through automation and to improve the ease of doing business with UDR.
The Company continued to make progress on the foundation of Operations 2.0, its new operating model, during the quarter. YieldStar® was selected for revenue management and deployment will be completed by the end of 2007.
A redesigned and enhanced website was launched at www.udr.com. The new site improves the ease of doing business online through features such as click-to-chat, enhanced mapping, furniture arranger, additional pricing options and mobile web accessibility. In the first month following the launch, the Company experienced the highest unique visitor traffic in its history.
The enhancements increase traffic and reduce marketing costs. During the quarter, 48% of visitor traffic was initiated via the internet, up from 36% last year. Cost savings are realized by implementing technology solutions that drive traffic to its communities. As a result, same community marketing costs declined by more than 20% year over year.
Source Low Cost Capital
The fourth strategy is to leverage operating, financial and investment platforms to attract low cost capital alternatives.
In May, 5.4 million shares of 6.75% Series G Cumulative Redeemable Preferred Stock were issued with an aggregate price of $135 million. Also in May, all 5.4 million shares of 8.60% Series B Cumulative Redeemable Preferred Stock were redeemed.
In July, the Company amended its existing $500 million senior unsecured revolving credit facility, increasing it to $600 million and extending its maturity to July 2012. Under certain circumstances, the Company may increase the facility to $750 million. Based on current credit ratings, the credit facility carries an interest rate equal to LIBOR plus a spread of 47.5 basis points, which represents a 10 basis point reduction to the previous unsecured revolver.
Earnings Guidance
The Company believes that financial results for 2007 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, and other factors. The Company’s guidance for third quarter 2007 FFO is $0.45 to $0.48 per share (diluted) and $1.80 to $1.85 per share (diluted) for the full year 2007. All guidance is based on the current expectations and judgment of the Company’s management team.
A reconciliation of the range provided for projected 2007 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2007
Funds From Operations (1)	$1.80	$1.85
Conversion to GAAP Share Count (2)	0.10	0.11
Minority Interest of OP Unit Holders (2)	(0.05)	(0.03)
Depreciation (3)	(1.63)	(1.58)
Gains (3)	0.50	0.70
Preferred Dividends	(0.10)	(0.10)

Expected Earnings Per Share	$0.62	$0.95

(1)	FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, premiums or original issuance costs associated with preferred stock redemptions, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms to the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(2)	Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(3)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
Supplemental Information
The Company offers Supplemental Information that provides details regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
http://www.udr.com/resources/files/Investor_Relations/2Q2007.pdf

Conference Call Information
Date: July 31, 2007
Time: 1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-8862
International: 303-262-2050
If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udr.com
Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11091944#
The playback can be accessed through August 7, 2007
Webcast and Podcast:
The conference call will also be available on UDR’s website at www.udr.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay and downloadable podcast of the call will also be available for 90 days on both UDR’s and CCBN’s websites
About UDR, Inc.
UDR, Inc. (NYSE:UDR) is a leading multi-family real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2007, UDR owned 71,290 apartment homes and had 5,917 homes under development and another 1,108 homes under contract for development in its pre-sale program. For over 30 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. An S&P 400 company, UDR is the fourth largest apartment REIT in the nation. Additional information can be found on the Company’s website at www.udr.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning redevelopment activities, expectations on occupancy levels, expectations concerning the Texas joint venture, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, exceptions on annualized net operating income, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UDR
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2007	2006	2007	2006
Rental income	$178,231	$165,197	$353,119	$327,097

Rental expenses:
Real estate taxes and insurance	21,963	19,436	42,932	41,005
Personnel	16,606	16,296	34,083	31,736
Utilities	8,512	8,814	19,349	19,044
Repair and maintenance	10,011	9,194	19,868	18,463
Administrative and marketing	5,037	5,107	9,709	9,933
Property management	5,102	5,093	10,147	10,084
Other operating expenses	314	301	625	599

	67,545	64,241	136,713	130,864

Non-property income:
Other income	697	724	1,175	1,902

	697	724	1,175	1,902
Other expenses:
Real estate depreciation and amortization	64,108	54,687	124,682	107,268
Interest	42,758	46,430	86,948	90,900
General and administrative	9,604	6,837	19,430	13,601
Other depreciation and amortization	918	712	1,753	1,386

	117,388	108,666	232,813	213,155

Loss before minority interests and discontinued operations	(6,005)	(6,986)	(15,232)	(15,020)
Minority interests of outside partnerships	(37)	(38)	(67)	(54)
Minority interests of unitholders in operating partnerships	707	663	1,390	1,389

Loss before discontinued operations, net of minority interests	(5,335)	(6,361)	(13,909)	(13,685)
Income from discontinued operations, net of minority interests (A)	12,031	38,545	52,438	57,878

Net income	6,696	32,184	38,529	44,193
Distributions to preferred stockholders — Series B	(1,908)	(2,911)	(4,819)	(5,822)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(1,863)	(1,863)
Distributions to preferred stockholders — Series G	(785)	—	(785)	—
Premium on preferred stock repurchases	(2,261)	—	(2,261)	—

Net income available to common stockholders	$811	$28,342	$28,801	$36,508

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	($0.08)	($0.08)	($0.18)	($0.16)
Income from discontinued operations, net of minority interests	$0.09	$0.29	$0.39	$0.43
Net income available to common stockholders	$0.01	$0.21	$0.21	$0.27

Common distributions declared per share	$0.3300	$0.3125	$0.6600	$0.6250

Weighted average number of common shares outstanding — basic	134,727	133,676	134,620	133,634
Weighted average number of common shares outstanding — diluted	134,727	133,676	134,620	133,634

(A)	Discontinued operations represents all properties sold since January 1, 2005 and properties that are currently classified as held for disposition at June 30, 2007. Gains on sales are included in discontinued operations.

Attachment 2
UDR
Funds From Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2007	2006	2007	2006

Net income	$6,696	$32,184	$38,529	$44,193

Continuing Operations:
Distributions to preferred stockholders	(3,624)	(3,842)	(7,467)	(7,685)
Real estate depreciation and amortization	64,108	54,687	124,682	107,268
Minority interests of unitholders in operating partnerships	(707)	(663)	(1,390)	(1,389)
Contribution of unconsolidated joint ventures	49	—	303	—

Discontinued Operations:
Real estate depreciation	209	4,302	3,794	10,446
Minority interests	708	2,508	3,087	3,766
Net gains on the sale of land and depreciable property	(8,921)	(33,482)	(50,452)	(48,828)
RE3 gain on sales, net of taxes	6,803	6,478	11,166	15,004

Funds from operations (“FFO”) — basic	$65,321	$62,172	$122,252	$122,775

Distribution to preferred stockholders — Series E (Convertible)	931	931	1,863	1,863

Funds from operations — diluted	$66,252	$63,103	$124,115	$124,638

Weighted average number of common shares and OP Units outstanding — basic	142,493	142,418	142,603	142,382
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	148,114	147,940	148,623	147,874

FFO per common share — basic	$0.46	$0.44	$0.86	$0.86

FFO per common share — diluted	$0.45	$0.43	$0.84	$0.84

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, premiums or original issuance costs associated with preferred stock redemptions, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
RE3 gain on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation. We consider FFO with RE3 gain on sales, net of taxes, to be a meaningful supplemental measure of performance because the short-term use of funds produce profits which differ from the traditional long-term investment in real estate for REITs.

Attachment 3
UDR
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
In thousands, except share and per share amounts	2007	2006

ASSETS

Real estate owned:
Real estate held for investment	$5,480,288	$5,256,732
Less: accumulated depreciation	(1,308,407)	(1,183,710)

	4,171,881	4,073,022

Real estate under development (net of accumulated depreciation of $363 and $527)	258,429	203,786
Real estate held for disposition (net of accumulated depreciation of $62,251 and $69,490)	213,459	289,587

Total real estate owned, net of accumulated depreciation	4,643,769	4,566,395
Cash and cash equivalents	2,928	2,143
Restricted cash	5,259	5,602
Deferred financing costs, net	37,375	35,160
Notes receivable	6,500	10,500
Funds held in escrow from IRC Section 1031 exchanges pending the acquisition of real estate	25,780	—
Investment in unconsolidated joint ventures	28,180	5,850
Other assets	43,868	37,014
Other assets — real estate held for disposition	9,858	13,211

Total assets	$4,803,517	$4,675,875

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,254,612	$1,159,036
Secured debt — real estate held for disposition	—	23,883
Unsecured debt	2,339,752	2,155,866
Real estate taxes payable	25,119	25,122
Accrued interest payable	28,852	34,347
Security deposits and prepaid rent	26,756	24,360
Distributions payable	49,118	46,936
Accounts payable, accrued expenses, and other liabilities	43,180	55,037
Other liabilities — real estate held for disposition	5,335	7,200

Total liabilities	3,772,724	3,531,787

Minority interests	57,904	88,833

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized 0 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares at December 31, 2006)	—	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares at December 31, 2006)	46,571	46,571
5,400,000 shares of 6.75% Series G Cumulative Redeemable issued and outstanding (0 shares at December 31, 2006)	135,000	—
Common stock, $0.01 par value; 250,000,000 shares authorized 135,013,269 shares issued and outstanding (135,029,126 shares at December 31, 2006)	1,350	1,350
Additional paid-in capital	1,661,437	1,682,809
Distributions in excess of net income	(871,469)	(810,875)

Total stockholders’ equity	972,889	1,055,255

Total liabilities and stockholders’ equity	$4,803,517	$4,675,875